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                                                                    Exhibit 10.9


                                   AGREEMENT

     THIS AGREEMENT, is made and entered into by and between APCOA, INC. ("Company") and Trevor R. Van Horn ("Employee") on the dates written below.

                                  WITNESSETH:

     WHEREAS, Employee has been employed by the Company, and such employment is terminated effective February 26, 1998; and

     WHEREAS, the Company and Employee wish to resolve all matters and issues between them arising from or relating to Employee's employment by the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Employee and the Company hereby agree as follows:

                                   ARTICLE I

                                 CONSIDERATION

     Section 1.1. Severance. Upon the effective date of this Agreement as set forth in Section 3.3 following the execution and delivery of this Agreement and following the expiration of the consideration and revocation periods set forth in Section 2.4 herein, the Company shall, in consideration of his release and settlement of all claims, pay Employee, in accordance with the Company's regular payroll practices, thirty (30) weeks of severance pay at Employee's rate immediately preceding the termination, less applicable payroll taxes and withholdings beginning February 26, 1998 and through September 23, 1998. In the event Employee fails to execute this Agreement immediately following the expiration of the consideration period set forth herein and/or revokes this Agreement in accordance with its terms, no severance pay or any other monies payable hereunder shall be due and owing.

     Section 1.2. Vacation Pay. On April 30, 1998, the Company shall present a check to Employee, for nine (9) weeks vacation pay at his regular rate of pay, less applicable payroll taxes and withholdings.

     Section 1.3. Notification. Employee acknowledges that on February 26, 1998, he received a thirty (30) days notice from the Company and between that date and March 31, 1998 he received his regular pay on regular paydays.

     Section 1.4. Severance Retention Bonus. The Company shall pay Employee a bonus equal to 35% of Employee's base pay, less applicable payroll taxes and withholdings on April 30, 1998.

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ARTICLE 1 - CONSIDERATION (Continued)


     Section 1.5. Pro Rata Bonus. The Company shall pay employee a pro rata (January, February and March, 1998) bonus of $12,285 on or before April 15, 1999.



     Section 1.6. Other Benefits. The Company shall provide and pay for COBRA coverage to Employee through February 26, 1999.


     Section 1.7. Company Car. The Company shall turn over title of the 1996 Buick to Employee on April 1, 1998, free and clear.

     Section 1.8. 401(k) Plan. The Company shall continue the 401(k) Plan through September 23, 1998.

     Section 1.9. Relocation. The Company shall pay $10,000 (net) to Employee toward relocation expenses with such payment due on April 30, 1998.


     Section 1.10. Desk Top Computer. The Company shall provide Employee with his current desk top computer on March 31, 1998, free and clear.


     Section 1.11. Home. The Company shall pay up to $15,000 to Employee to offset real estate commission and any loss on the sale of his home in Mentor, Ohio.


                                   ARTICLE II
                                  ------------

                               RELEASE OF CLAIMS


     Section 2.1. Employee's Release. In consideration of the promises and agreements set forth herein, Employee does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company and all of the Company's related and affiliated entities and all of their respective directors, officers, employees, agents and all other persons, firms and corporations, both known and unknown, of and from any and all claims, demands, damages, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, of whatsoever kind or nature, including but not limited to any alleged violation of any state or federal anti-discrimination statutes or regulations, including but not limited to the Americans with Disabilities Act of 1990, Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, breach of any express or implied contract or promise, wrongful discharge, violation of public policy, contract or tort, all demands for attorney's fees, back pay, holiday pay, vacation pay, bonus, group insurance, any claims for reinstatement, all employee benefits and claims for money, out-of-pocket expenses, any claims for emotional distress, degradation, humiliation, failing to obtain employment at any other company of employer, that Employee might now have or

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ARTICLE II - RELEASE OF CLAIMS (Continued)

may subsequently have, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly any acts or omissions of the Company or any of its directors, officers, shareholders, employees and/or agents arising out of Employee's employment and resignation from employment which have occurred prior to and throughout the term of this Agreement, except those matters specifically set forth herein and except for 401(k) benefits which have vested on his behalf.

     Section 2.2. Company's Release. The Company, on behalf of itself, its successors and assigns, does hereby release Employee from any and all claims, demands, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises at law or in equity of whatsoever kind or nature, which it may now have or subsequently have, whether known or unknown, suspected or unsuspected, by reason of any matter or thing arising out of or in any way connected with directly or indirectly, any actions or omissions of Employee arising out of Employee's employment by the Company, which have occurred prior to this Agreement, except those matters specifically set forth herein.

     Section 2.3. Covenant Not to Sue. Employee shall not directly or indirectly institute or initiate any proceedings, charges, claims and/or actions against the Company and/or its related or affiliated entities or their respective directors, officers, employees, agents or representatives arising out of or in any way connected with, directly or indirectly, any acts or omissions of the Company and/or its respective directors, officers, employees, agents or representatives which have occurred prior to and including the date hereof.

     Section 2.4. Employee's Rights. Employee acknowledges that he has been advised that he has the following specific rights:

     (a) to consult with an attorney with regard to the meaning and effect of this Agreement.

     (b) to consider the meaning and effect of this Agreement and the Release contained therein for a period of twenty one (21) days ("consideration period") following the presentation of this Agreement to him; and

     (c) to revoke this Agreement within seven (7) days ("revocation period") of execution of this Agreement.

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ARTICLE II -- RELEASE OF CLAIMS (Continued)

     Section 2.5. Notice of Revocation. To be effective, any revocation by Employee must be delivered on or before the close of business on the seventh day following execution of this Agreement to:

               Mr. Michael J. Machi
               Senior Vice President, Administration
               APCOA, Inc.
               1000 McDonald Investment Center
               800 Superior Avenue
               Cleveland, Ohio 44114-2615

     Section 2.6. Sufficiency of Consideration. Employee acknowledges that he is receiving consideration for his release of claims under the terms and conditions of this Agreement over and above what he is otherwise entitled to and that such is sufficient and adequate consideration for his release for any common law and/or statutory law claims he may have, if any.

     Section 2.7. Presentation of Agreement. Employee acknowledges that this Agreement was presented to him for his consideration on February 26, 1998, and that he was SPECIFICALLY ADVISED THAT HE SHOULD NOT EXECUTE THIS AGREEMENT UNTIL TWENTY-ONE (21) DAYS AFTER THE DATE SET FORTH IN THIS SECTION, AND EMPLOYEE ACKNOWLEDGES THAT HE MAY NOT EXECUTE THIS AGREEMENT UNTIL MARCH 19, 1998.

     Section 2.8. Confidentiality of Agreement. Employee and his heirs, executors, successors, assigns, agents, representatives, and attorneys and the Company shall hold the terms of this Agreement in strict confidence and shall not communicate, reveal, or disclose the terms of this Agreement to any other persons, except Employee's immediate family or as required by law. It is understood and agreed by Employee and the Company that any disclosure other than that authorized by this paragraph shall be deemed a material breach of this Agreement will subject the party or entity in breach to appropriate injunctive relief, compensatory and/or punitive damages, and possible civil contempt, as determined by a court of law.

     Section 2.9. Acknowledgements. Employee acknowledges that he has carefully read and fully understands all of the provisions of this Agreement, that he has not relied on any representations of the Company or any of its representatives, directors, officers, employees and/or agents to induce him to enter this Agreement, other than as specifically set forth herein and that he is fully competent to enter into this Agreement and has not been pressured, coerced or otherwise unduly influenced to enter into this Agreement and that he has voluntarily entered into this Agreement of his own free will.

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                                  ARTICLE III

                             ADDITIONAL PROVISIONS


     Section 3.1. Entire Agreement. Except as provided above, this Agreement contains the entire agreement between the parties hereto and replaces any prior agreements, contracts and/or promises, whether written or oral, with respect to the subject matters included herein. This Agreement may not be changed orally, but only in writing, signed by each of the parties hereto. This Agreement and any disputes arising hereunder shall be governed by the laws of the State of Ohio.

     Section 3.2. Effective Date. This Agreement shall only become effective upon the delivery of this Agreement after execution by Employee following the expiration of the twenty-one (21) day consideration period and, if not sooner revoked in accordance with Sections 2.4 and 2.5, after the expiration of the seven (7) day revocation period.

     Section 3.3. Withdrawal If Not Timely Executed. If this Agreement is not executed by Employee by 5:00 o'clock p.m. EST March 19, 1998, it is withdrawn and of no further force and effect.

     IN WITNESS WHEREOF, Trevor R. Van Horn, and APCOA, Inc. have executed this Agreement effective as of the date of the Employee's execution of this Agreement written below by their respective signatures, all duly authorized in the premises.

     CAUTION TO TREVOR R. VAN HORN: READ BEFORE SIGNING, THIS DOCUMENT CONTAINS A RELEASE OF ALL YOUR RIGHTS TO AGE DISCRIMINATION CLAIMS AGAINST THE ABOVE-MENTIONED COMPANY AND PERSONS ARISING BEFORE THE EFFECTIVE DATE OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL CLAIMS YOU MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, 29 U.S.C. 621 ET SEQ. AS AMENDED.




     I, TREVOR R. VAN HORN, acknowledge receiving this Agreement on February 26, 1998; I recognize and understand that I may not execute this Agreement until twenty-one (21) calendar days have passed from the date I received this Agreement. That is, the first day I may execute this Agreement is March 19, 1998.



Date of Van Horn's RECEIPT:
                                              /s/ Trevor R. Van Horn 3-31-98
------------------------------                ------------------------------
                                                  Trevor R. Van Horn

WITNESS:

------------------------------

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     Having considered this Agreement for at least twenty-one (21) calendar days, I, TREVOR R. VAN HORN, hereby execute this Agreement; I agree and recognize that I have seven (7) calendar days from my execution of this Agreement to REVOKE this Agreement, should I so choose. I understand that if I execute this Agreement on March 19, 1998, the last day I may revoke this Agreement is March 26, 1998.

Date of Van Horn's SIGNATURE:

                                      /s/ Trevor R. Van Horn     3-31-98
-------------------------------       ----------------------------------
                                      Trevor R. Van Horn


WITNESS:


-------------------------------

DATE: 26 Feb 98
     --------------------------       APCOA, Inc.

                                      By: /s/ Michael J. Machi
                                          -------------------------------
                                              Michael J. Machi
                                              Sr. Vice President, Administration
                                              APCOA, Inc.

WITNESS:

/s/ Marian P. Fabec
   ----------------------------



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